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                                   Exhibit 5


                WRITTEN CONSENT OF SUTHERLAND ASBILL & BRENNAN

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                                 April 25, 2000


Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri  63105

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal matters" in the Prospectus filed as part of Post-Effective Amendment No. 6 to the registration statement on Form S-6 for Separate Account C of Paragon Life Insurance Company (File No. 33-75776). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       SUTHERLAND ASBILL & BRENNAN LLP


                                 By:  /s/Stephen E. Roth
                                         ________________________
                                             Stephen E. Roth